Exhibit 1.1

Execution Version

CARNIVAL CORPORATION

Underwriting Agreement

3.950% Senior Notes Due 2020

Guaranteed by CARNIVAL PLC

October 9, 2013

New York, New York

To the Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Representatives”) are acting as representatives, $700,000,000 of its 3.950% Senior Notes Due 2020 having such terms as are identified in the Preliminary Prospectus as supplemented by pricing terms set out in Schedule II hereto (the “Debt Securities”), to be issued under the indenture, dated as of December 6, 2012, among the Company, Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”) and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the supplemental indenture, dated as of December 6, 2012, among the Company, Carnival plc and the Trustee (the “Supplemental Indenture”), and as further supplemented by the third supplemental indenture, dated as of October 15, 2013, among the Company, Carnival plc and the Trustee (together with the Base Indenture and the Supplemental Indenture, the “Indenture”), providing for the issuance of debt securities in one or more series, all of which will be entitled to the benefit of the Guarantees referred to below. Pursuant to the Indenture, Carnival plc, as primary obligor and not merely as surety, has agreed to irrevocably, unconditionally and absolutely guarantee (the “Guarantees” and, together with the Debt Securities, the “Securities”), to each holder of Debt Securities and to the Trustee and its successors and assigns, (i) the due and punctual payment of principal of and interest on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Debt Securities and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all other obligations of the Company under the Indenture and the Debt Securities. If the firm or firms listed in Schedule I hereto include only the firm or firms listed in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

All references in this agreement (the “Agreement”) to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “stated” or “set forth” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to mean and include any document filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, that is or is deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company and Carnival plc, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company and Carnival plc meet the requirements for the use of Form S-3 under the Act, and have filed with the Commission an automatic shelf registration statement as defined in Rule 405 (the file numbers of which are set forth in Schedule II hereto) on Form S-3, including a base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing not more than three years prior to the Execution Time. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and Carnival plc, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. Neither the Company nor Carnival plc has received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company and Carnival plc have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company and Carnival plc will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time.

(b) On the Effective Date and at the Execution Time, the Registration Statement did, at the Execution Time, the Preliminary Prospectus did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act; and as of its date and as of the Closing Date, the Final Prospectus (together with any amendment or supplement thereto as of such respective dates) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Carnival plc make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or Carnival plc on behalf of any Underwriter through the Representatives expressly for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) The Disclosure Package, at the Applicable Time, does not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each electronic road show or other Issuer Free Writing Prospectus reviewed and consented to by the Representatives and identified in Schedule V hereto, when read together with the Disclosure Package, at the Applicable Time, does not, or will not, as the case may be, and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time, the Company and Carnival plc were or are (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of the Rule 164(h)(2)) of the Securities and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company and Carnival plc were not and are not an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company and Carnival plc be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and Carnival plc and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, since the date of the most recent financial statements of the Company and Carnival plc included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, there have been no transactions entered into by the Company, Carnival plc or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company,

Carnival plc and their respective subsidiaries considered as one enterprise, nor has there been any change in the capital stock (other than the issuance of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee stock plans or under share repurchase plans, pursuant to the terms thereof, in each case as disclosed in documents incorporated by reference in the Registration Statement or the Prospectus) or any material increase in the long-term debt of the Company, Carnival plc or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival plc on any class of capital stock, or any material adverse change, or any adverse development which materially affects the business affairs, properties, financial condition, or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole, except in each case as otherwise disclosed in the Prospectus.

(i) Each of the Company and Carnival plc has been duly incorporated and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business affairs, properties, financial condition, or results of operations of the Company, Carnival plc and the Significant Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”), or would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or Carnival plc of its obligations hereunder.

(j) The Company and Carnival plc have an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to the dual listed company transaction described in the Registration Statement, the Disclosure Package and the Final Prospectus, or pursuant to the conversion of outstanding convertible debt securities, exercise of outstanding stock options and vesting of restricted stock units described in the Registration Statement, the Disclosure Package and the Final Prospectus) and all the outstanding shares of Carnival Corporation common stock and Carnival plc ordinary shares have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of Carnival Corporation common stock and Carnival plc ordinary shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Carnival plc, as applicable. Except as may be described in the Disclosure Package and the Final Prospectus, and except with respect to equity awards issued under the Company’s or Carnival plc’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or Carnival plc.

(k) Each of the Company and Carnival plc has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under, or contemplated by, this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(l) This Agreement has been duly authorized, executed and delivered by the Company and Carnival plc.

(m) Except as may be described in the Disclosure Package and the Final Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival plc or any of their respective subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(n) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture, the authorization, issuance, sale and delivery of the Securities by the Company and Carnival plc or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under the Act, the Exchange Act, the Trust Indenture Act, such as may be required under any existing law or regulation of the United Kingdom, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(o) The execution, delivery and performance of this Agreement and the Indenture by the Company and Carnival plc, the issuance, sale and delivery of the Debt Securities by the Company, the issuance and delivery of its Guarantees by Carnival plc, and the consummation by the Company and Carnival plc of the transactions contemplated in this Agreement, the Indenture, the Disclosure Package and the Final Prospectus and compliance by the Company and Carnival plc with the terms of this Agreement, the Indenture or the Securities: (i) do not and will not result in any violation of the Articles of Incorporation, as amended, or By-laws, as amended, of the Company or the Articles of Association, as amended, or Memorandum of Association, as amended, of Carnival plc; and (ii) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of Carnival plc or any “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act) of the Company or Carnival plc (all of which are listed in Schedule III hereto) (each such significant subsidiary a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) pursuant to, (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Company or Carnival plc or any of the Significant Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or Carnival plc or any of their respective properties (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect).

(p) The statements set forth in the Disclosure Package and the Final Prospectus under (i) the captions “Description of the Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities, and (ii) under the captions “Material Panamanian, U.S. Federal Income Tax and U.K. Withholding Tax Consequences,” “Underwriting” and “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(q) Except as may be described in the Disclosure Package and the Final Prospectus, none of the Company, Carnival plc or any of the Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival plc or any of the Significant Subsidiaries is a party or by which the Company, Carnival plc or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company, Carnival plc or any of the Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents, when they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Execution Time and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, will, when they are filed with the Commission, comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s) The Securities and the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and any amendment or supplement thereto; if any of the Securities are to be listed on any stock exchange or inter-dealer quotation system, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company and Carnival plc have no reason to believe that such Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

(t) Except as may be described in the Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company, Carnival plc or any Significant Subsidiary exists or, to the knowledge of the Company or Carnival plc, is imminent which would reasonably be expected to have a Material Adverse Effect.

(u) Except as may be described in the Disclosure Package and the Final Prospectus, each of the Company and Carnival plc, directly or indirectly, holds good and marketable title to each of its vessels and each such vessel is duly registered under the laws of the applicable jurisdiction.

(v) Except as may be described in the Disclosure Package and the Final Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending to which the Company, Carnival plc or any of the Significant Subsidiaries is a party or to which any property of the Company, Carnival plc or any of the Significant Subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company or Carnival plc, threatened by any governmental, tax or regulatory authority or others.

(w) The Indenture has been duly authorized by the Company, and at the Closing Date, will have been executed and delivered by the Company, will have been duly qualified under the Trust Indenture Act, and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Debt Securities have been duly authorized by the Company, and, when the Debt Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(x) The Indenture has been duly authorized by Carnival plc, and at the Closing Date, will have been executed and delivered by Carnival plc and will constitute a legal, valid and binding instrument enforceable against Carnival plc in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Guarantees have been duly authorized by Carnival plc, and, when the Guarantees are executed and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of Carnival plc entitled to the benefits of the Indenture, enforceable against Carnival plc in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(y) The Company and Carnival plc are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival plc and their respective subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival plc and their respective consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(aa) Except as may be described in the Disclosure Package and the Final Prospectus, each of the Significant Subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; except as may be described in the Disclosure Package and the Final Prospectus or on Schedule III hereto, all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company or Carnival plc, as the case may be, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(bb) The Company and Carnival plc maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as may be described in the Final Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival plc.

(cc) The Company and Carnival plc maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and Carnival plc in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival plc, as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company and Carnival plc have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Except as may be described in the Disclosure Package and the Final Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival plc nor any of the Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials; (B) the Company, Carnival plc and the Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus; and (C) none of the Company, Carnival plc nor any of the Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(ee) Except as may be described in the Disclosure Package and the Final Prospectus or would not have a Material Adverse Effect, the Company, Carnival plc and the Significant Subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor Carnival plc nor, to the knowledge of the Company or Carnival plc, any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival plc or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(ff) To the knowledge of the Company and Carnival plc, none of the Company or Carnival plc, nor any of their respective subsidiaries or any director, officer, agent, employee or affiliate of the Company, Carnival plc or any of their respective subsidiaries is currently the target of any proceeding, investigation, suit or other action arising out of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company or Carnival plc will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) None of the Company or Carnival plc, nor any of their respective subsidiaries nor, to the knowledge of the Company and Carnival plc, any director, officer, agent, employee or representative of the Company, Carnival plc or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of either the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The operations of the Company, Carnival plc and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival plc and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival plc or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Carnival plc, threatened.

Any certificate signed by any officer of the Company or Carnival plc delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and Carnival plc to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price for the Securities set forth in Schedule II hereto, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule II hereto, which date and time may be postponed to a date not later than five Business Days after such specified date by agreement among the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available federal funds (unless another form of payment is specified in Schedule II hereto). Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Agreements. (i) The Company and Carnival plc agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, neither the Company nor Carnival plc will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company or Carnival plc has furnished you a copy for your review a reasonable amount of time prior to filing or will file any such proposed amendment or supplement to which you reasonably object on a timely basis (other than filings of documents pursuant to Section 13(a), 14 or 15(d) under the Exchange Act). Subject to the foregoing sentence, the Company and Carnival plc will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company or Carnival plc will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or Carnival plc of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Company or Carnival plc will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will prepare a final term sheet, containing solely a description of the Securities, in the form attached hereto as Schedule IV and the Company will file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will promptly prepare, at its own expense, an amendment or supplement.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and Carnival plc promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance.

(e) As soon as practicable, the Company and Carnival plc will make generally available to their respective securityholders and to the Representatives an earnings statement or statements of each of the Company and Carnival plc and their respective subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) If and to the extent specified in Schedule II, each of the Company and Carnival plc will use its reasonable efforts to cause the Securities to be duly authorized for listing or trading on a securities exchange or inter-dealer quotation system and to be registered under the Exchange Act.

(g) The proceeds of the offering of the Securities will be applied as set forth in the Disclosure Package and the Final Prospectus.

(h) The Company and Carnival plc will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(i) The Company and Carnival plc will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Base Prospectus, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Indenture, the Securities and any Blue Sky Survey, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and Carnival plc’s counsel and the accountants required hereby to provide “comfort letters,” (v) the qualification of the Securities under the applicable securities laws in accordance with Section 4(j) and any filing for review of the offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky Survey and any Legal Investment Survey, (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (viii) any expenses and listing fees in connection with the listing of the Securities, (ix) the cost and charges of any transfer agent or registrar and (x) the costs of qualifying the Securities with The Depository Trust Company.

(j) The Company and Carnival plc will arrange, if necessary, for the qualification of the Securities for distribution, offering and sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that neither the Company nor Carnival plc shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(j), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(k) The Company agrees that, unless it obtains the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, other than (i) the final term sheet prepared and filed pursuant to Section 4(b) hereto, (ii) a Free Writing Prospectus that contains only the preliminary terms of the Securities or their offering or information that is included in the Preliminary Prospectus or the final term sheet or (iii) term sheets containing customary pricing terms that are not required to be filed pursuant to Rule 433(d) under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule V hereto. Any such free writing prospectus consented to by the Representatives or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus other than any term sheets containing customary pricing terms referred to in clause (iii) above as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus other than any term sheets containing customary pricing terms referred to in clause (iii) above, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1).

(m) The Company shall comply with the terms of any lock-up agreement specified in Schedule II hereto with respect to sales and dispositions of the underwritten Securities.

(n) In connection with the offering of the Securities, until the Representatives on behalf of the Underwriters shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its controlled subsidiaries has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its controlled subsidiaries has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its controlled subsidiaries will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(ii) The Underwriters agree with the Company that they will conduct the offering of the Securities in a manner that is consistent with the description of the offering contained in the Disclosure Package.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and Carnival plc contained herein (or the accuracy in all material respects with respect to any representation or warranty on the part of the Company and Carnival plc which has no materiality qualification) as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and Carnival plc made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and Carnival plc of its obligations hereunder, to the due execution and delivery of the Indenture, to the absence of any event or condition which would give you the right to terminate this Agreement and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the Closing Date, the Company shall have furnished to you the opinion of the General Counsel to the Company and Carnival plc, or an Associate or Deputy General Counsel to the Company and Carnival plc that practices in the area of corporate and securities law, dated the Closing Date, substantially in the form of Exhibit A hereto.

(c) At the Closing Date, the Company shall have furnished to you the opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, counsel to the Company and Carnival plc, each dated the Closing Date, substantially in the form of Exhibit B and C hereto, respectively, the opinion of Freshfields Bruckhaus Deringer LLP, substantially in the form of Exhibit D hereto, and the opinion of Tapia Linares & Alfaro LLP, substantially in the form of Exhibit E hereto.

(d) The Underwriters shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto), any Issuer Free Writing Prospectus and other related matters as the Representatives may reasonably require, and the Company and Carnival plc shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company and Carnival plc shall have furnished to the Underwriters a certificate of the Company and of Carnival plc, signed by any two officers of the Company and Carnival plc, each of whom is a Vice President, Senior Vice President or Executive Vice President of the Company and Carnival plc, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments to any of the foregoing and this Agreement and that:

(i) the representations and warranties of the Company and Carnival plc in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and Carnival plc has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, the Company has made all filings with the Commission and announcements, in either case required to be made by the Act or the Exchange Act.

(f) The Underwriters shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company and Carnival plc at the Execution Time and at the Closing Date, letters, dated as of the Execution Time and as of the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company and Carnival plc within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited, unaudited and pro forma financial statements, as applicable, and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any decrease or increase specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Company or Carnival plc and their respective subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h) Except as disclosed in the Disclosure Package, subsequent to the Execution Time, (i) there shall not have been any downgrade in the credit ratings of any of the Company’s or Carnival plc’s debt securities by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and (ii) neither the Company nor Carnival plc shall have been placed under special surveillance, with negative implications, by Moody’s or S&P.

(i) Prior to the Closing Date, the Company and Carnival plc shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied , (ii) because of any refusal, inability or failure on the part of the Company or Carnival plc to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters or (iii) because this Agreement is terminated in accordance with Section 9(i)(a) hereof, the Company and Carnival plc will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of one counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification. (a) The Company and Carnival plc, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” approved or permitted by the Company and filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Carnival plc shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or Carnival plc on behalf of any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only information furnished on behalf of any underwriter consists of such information as is indicated in Section 7(b) below).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and Carnival plc against any losses, claims, damages or liabilities to which the Company or Carnival plc may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i)

arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or Carnival plc on behalf of any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only information furnished on behalf of any Underwriter consists of the third paragraph under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, concerning the terms of the offering by the Underwriters, the seventh, eighth and ninth paragraphs under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters, and “and routinely hedge their credit exposure to us consistent with their customary risk management policies” in the third sentence of the eighteenth paragraph and the fourth and fifth sentences of the eighteenth paragraph under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, concerning hedging by the Underwriters); and will reimburse the Company or Carnival plc, as applicable, for any legal or other expenses reasonably incurred by the Company or Carnival plc in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in the reasonable judgment of such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of judgment with respect to any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carnival plc on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable, such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Carnival plc on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Carnival plc on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Carnival plc on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Carnival plc and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Carnival plc under this Section 7 shall be in addition to any liability which the Company and Carnival plc may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of an Underwriter and to each person, if any, who controls an Underwriter within the meaning of the Act and each broker-dealer affiliate of an Underwriter; and the obligations of an Underwriter under this Section 7 shall be in addition to any liability which an Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Carnival plc and to each person, if any, who controls the Company or Carnival plc within the meaning of the Act.

8. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions for each of the Securities which such Underwriter failed to purchase which the principal amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of such Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and Carnival plc. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, Carnival plc and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) (a) trading in the Company’s common stock, the ordinary shares or the American Depositary Receipts of Carnival plc or any of the Company’s or Carnival plc’s debt securities shall have been suspended or materially limited by the Commission, the New York Stock Exchange or the London Stock Exchange or (b) trading in securities generally on such exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto). If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 4(i), 6 and 7.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or Carnival plc or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or Carnival plc, or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 4(i), 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to the Company or Carnival plc, will be mailed, delivered or telefaxed to (305) 406-4758 and confirmed to it at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, attention of General Counsel.

12. USA Patriot Act. The Company and Carnival plc acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Carnival plc, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Third Party Beneficiaries. This Agreement constitutes an agreement solely among the parties hereto, and, except as expressly provided in Section 7(e), is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person other than the parties hereto and their successors or assigns or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. No Fiduciary Duty. Each of the Company and Carnival plc hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and Carnival plc, on the one hand, and the Underwriters and any affiliate through which any such Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and Carnival plc and (c) each of the Company’s and Carnival plc’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and Carnival plc agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). Each of the Company and Carnival plc agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or Carnival plc, in connection with such transaction or the process leading thereto.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Carnival plc and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 3:40 p.m. New York City time on October 9, 2013.

“Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date, as amended and supplemented to the Closing Date.

“Business Day” shall mean any day on which the New York Stock Exchange is open for trading.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Prospectus, (iii) the final term sheet prepared pursuant to Section 4(b), in the form attached hereto as Schedule IV and any other Issuer Free Writing Prospectuses identified on Schedule V and (iv) any other Free Writing Prospectus that each of the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “ Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules or regulations under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Carnival plc and the several Underwriters.

Very truly yours,

CARNIVAL CORPORATION

By:	/s/ Joshua Weinstein
Name: Joshua Weinstein
Title: Vice President and Treasurer

CARNIVAL PLC

By:	/s/ Joshua Weinstein
Name: Joshua Weinstein
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule II hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ James M. Probert
Name: James M. Probert
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Kevin Smith
Name: Kevin Smith
Title: Managing Director

For themselves and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.

SCHEDULE I

3.950% Senior Notes Due 2020 and Guarantees

Underwriters	Principal Amount to be Purchased
J.P. Morgan Securities LLC	$139,377,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	139,378,000
Wells Fargo Securities, LLC	139,378,000
BNP Paribas Securities Corp.	69,689,000
Mizuho Securities USA Inc.	69,689,000
UBS Securities LLC	69,689,000
Banca IMI S.p.A.	8,960,000
Lloyds Securities Inc.	8,960,000
RBC Capital Markets, LLC	8,960,000
RBS Securities Inc.	8,960,000
SG Americas Securities, LLC	8,960,000
Barclays Capital Inc.	5,600,000
BBVA Securities Inc.	5,600,000
Deutsche Bank Securities Inc.	5,600,000
Mitsubishi UFJ Securities (USA), Inc.	5,600,000
SMBC Nikko Securities America, Inc.	5,600,000

Total	$700,000,000

SCHEDULE II

3.950% Senior Notes Due 2020

Registration Statement:	File No. 333-179936 and
333-179936-01

Representatives:	J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Title:	3.950% SENIOR NOTES DUE 2020

Principal amount:	$700,000,000

CUSIP / ISIN:	143658BA9 / US143658BA91

Coupon rate:	3.950% per year

Coupon accrual date:	October 15, 2013

Coupon payment dates:	April 15 and October 15, commencing on April 15, 2014

Date of maturity:	October 15, 2020

Denominations:	Minimum of $2,000 and integral multiples of $1,000 in excess of $2,000

Purchase price (includes accrued interest or amortization, if any):	99.294%

Proceeds to the Company:	$695,058,000

Initial public offering price:	99.740%

Sinking fund provisions:	None

Optional Redemption:	As a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 3.950% Senior Notes Due 2020 to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Final Prospectus, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined in the Final Prospectus, plus 30 basis points, plus, in each case, accrued interest to the date of redemption that has not been paid.

Change of Control:	If a Change of Control, as defined in the Final Prospectus, occurs that is accompanied by a Rating Downgrade, as defined in the Final Prospectus with respect to the Debt Securities, and the rating of the Debt Securities is not subsequently upgraded within the Change of Control Period, as defined in the Final Prospectus, the Company will be required to make an offer to purchase the Debt Securities at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Closing Date, Time and Location:	October 15, 2013 at 10:00 a.m. at the offices of Sidley Austin LLP.

Lock-up Agreement:	None

Issuer Free Writing Prospectuses:	The final term sheet prepared and filed by the Company pursuant to Section 4(b).

The road show (NetRoadshow) presented October 9, 2013.

Address for Notice:	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Fax: (212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020
Fax: (212) 901-7881

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Fax: (704) 410-0326

SCHEDULE III

Significant Subsidiaries of the Company and Carnival plc (1)

Costa Crociere, S.p.A. (2)

HAL Antillen N.V.

Holland America Line N.V. (3)

Princess Bermuda Holdings Ltd.

Princess Cruise Lines Ltd. (4)

Sunshine Shipping Corporation Ltd. (“Sunshine”) (5)

(1) The Company and Carnival plc are separate legal entities, which have entered into a dual-listed company arrangement. We have accounted for the dual-listed company transaction under U.S. GAAP as an acquisition by the Company of Carnival plc. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of the Company and Carnival plc. All of our cruise brands are 100% owned, except as noted in (2) below.

(2) Subsidiary of Carnival plc. (99.97% owned by Carnival plc)

(3) Subsidiary of HAL Antillen N.V.

(4) Subsidiary of Sunshine

(5) Subsidiary of Princess Bermuda Holdings Ltd.

SCHEDULE IV

CARNIVAL CORPORATION

FINAL TERM SHEET

Dated: October 9, 2013

Issuer:	Carnival Corporation (the “Company”)

Guarantor:	Carnival plc

Security:	3.950% Senior Notes Due 2020

Size:	$700,000,000

Maturity:	October 15, 2020

Coupon:	3.950% per year, accruing from October 15, 2013

Coupon Payment Dates:	April 15 and October 15, commencing on April 15, 2014

Yield to Maturity:	3.993%

Spread to Benchmark Treasury:	195 basis points

Benchmark Treasury:	UST 2.000% due September 30, 2020

Benchmark Treasury Price and Yield:	99-23; 2.043%

Optional Redemption:	As a whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 3.950% Senior Notes Due 2020 to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Final Prospectus, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined in the Final Prospectus, plus 30 basis points, plus, in each case, accrued interest to the date of redemption that has not been paid.

Change of Control Provisions:	If a Change of Control, as defined in the Final Prospectus, occurs that is accompanied by a Rating Downgrade, as defined in the Final Prospectus with respect to the Debt Securities, and the rating of the Debt Securities is not subsequently upgraded within the Change of Control Period, as defined in the Final Prospectus, the Company will be required to make an offer to purchase the Debt Securities at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Price to Public:	99.740%

Trade Date:	October 9, 2013

Settlement Date:	October 15, 2013

CUSIP / ISIN:	143658BA9 / US143658BA91

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BNP Paribas Securities Corp. Mizuho Securities USA Inc. UBS Securities LLC

Co-Managers:

Banca IMI S.p.A.

Lloyds Securities Inc.

RBC Capital Markets, LLC

RBS Securities Inc.

SG Americas Securities, LLC

Barclays Capital Inc.

BBVA Securities Inc.

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

SMBC Nikko Securities America, Inc.

Conflicts of Interest:	Because more than 5% of the net proceeds from this offering will be used to repay indebtedness owed to at least one of the underwriters or its affiliates, this offering is conducted in compliance with the applicable requirements of FINRA Rule 5121.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at (212) 834-4533 (collect), Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 and Wells Fargo Securities, LLC toll-free at (800) 326-5897.

SCHEDULE V

Issuer Free Writing Prospectus

The Final Term Sheet attached as Schedule IV hereto.

The road show (NetRoadshow) presented October 9, 2013.